Exhibit 23.1

To Whom It May Concern:

We hereby consent to the use in the Registration Statement of VenHub Global, Inc. on Form S-1 of our Report of Independent Registered Public Accounting Firm, Dated December 31, 2025, on the reviewed financial statements, including the balance sheet of VenHub Global, Inc. as of September 30, 2025, and the related statements of operations, changes in stockholder’s equity and cash flows for the period then ended.

Very truly yours,

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

December 31, 2025

9555 S. Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com